Exhibit 99.1

MASSBANK CORP. Reading, MA	July 17, 2003

FOR IMMEDIATE RELEASE

MASSBANK CORP. REPORTS SECOND QUARTER 2003 EARNINGS OF

$1.986 MILLION OR $0.44 PER SHARE

AND DECLARES CASH DIVIDEND

MASSBANK Corp. (NASDAQ – MASB), the Holding Company for MASSBANK, today reported net income of $1,986,000 or $0.44 in diluted earnings per share for the second quarter 2003, compared with net income of $2,702,000 or $0.56 in diluted earnings per share in the second quarter of 2002. The second quarter earnings of $0.44 represents an increase of $0.02 per share over the first quarter of this year. Basic earnings per share in the recent quarter were $0.45 per share compared to $0.57 per share in the second quarter of last year. For the six months ended June 30, 2003, the Company reported net income of $3,931,000 or $0.86 in diluted earnings per share ($0.88 in basic earnings per share). This compares to $5,352,000 or $1.10 in diluted earnings per share ($1.13 in basic earnings per share) for the six months ended June 30, 2002.

The decline in the Company’s net income of $716,000 in the second quarter 2003 compared to the second quarter of 2002 is primarily due to a decrease in securities gains of $726,000. In the second quarter 2003, the Company recorded net gains on securities of $192,000 compared to net securities gains of $918,000 in the same quarter last year. Net securities gains in the recent quarter consisted of net losses on securities available for sale of $159,000 and net gains on trading securities of $351,000. Net losses on securities available for sale in the second quarter 2003 were comprised of $38,000 in gains on debt securities and $197,000 in losses on equity securities. This compares to $106,000 in gains on debt securities and $644,000 in gains on equity securities for the same quarter of 2002.

At the end of the recent quarter the Company’s net unrealized gains on securities available for sale, net of tax effect, totaled $6.0 million compared to $6.5 million at June 30, 2002. These net unrealized gains are primarily in the Company’s debt securities portfolio that has increased in value due to a decline in interest rates.

The Company’s total assets increased $12.1 million or 1.2% to $1.009 billion at June 30, 2003 from $996.4 million at June 30, 2002. Deposits increased $18.4 million or 2.1% year-over-year reaching $892.3 million as of June 30, 2003. Stockholders’ equity was $110.1 million at June 30, 2003, representing a book value of $25.20 per share. This compares to $116.5 million at June 30, 2002 representing a book value of $24.80 per share.

July 17, 2003

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The Company’s non-performing assets remain low totaling $367,000 at June 30, 2003 representing 0.04% of total assets. This compares to $403,000 representing 0.04% of total assets at June 30, 2002.

MASSBANK Corp. is the holding company for MASSBANK, a Massachusetts chartered savings bank. The Bank operates fifteen banking offices in Reading, Chelmsford, Dracut, Everett, Lowell, Medford, Melrose, Stoneham, Tewksbury, Westford and Wilmington, providing a variety of deposit, lending and trust services.

ADDITIONAL INFORMATION

Dividend Declaration

MASSBANK Corp. today announced a quarterly cash dividend on its common stock of $0.23 per share. This, the Company’s sixty-eight consecutive dividend, will be payable on August 13, 2003 to stockholders of record at the close of business on July 30, 2003.

Stock Repurchase Program

During the three months ended June 30, 2003, the Company repurchased 177,751 shares of its common stock. This completes the stock repurchase program approved by the Board of Directors in January 2003.

Cautionary Statement

This press release may contain forward-looking information, including information concerning the Company’s expectations of future business prospects. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward looking statements include, but are not limited to, statements concerning the Company’s future performance, the financial outlook of the markets it serves and the performance and activities of its competitors. These statements reflect the Company’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties, including unexpected fluctuations in market interest rates, unexpected fluctuations in the markets for equities, bonds, federal funds and other financial instruments, an increase in the level of non-performing assets, an increase in competitive pricing pressures within the Company’s market, adverse legislative or regulatory developments, adverse impacts resulting from the continuing war on terrorism, the impact of inflation, and other factors described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2002.

For further information contact Reginald E. Cormier, Senior Vice President, Treasurer and CFO at (781) 942-8192.

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MASSBANK CORP.

FINANCIAL HIGHLIGHTS

($ in thousands except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
For the Period Ended
Total interest and dividend income	$9,860	$11,950	$20,221	$23,990
Total interest expense	4,136	5,943	8,749	12,037

Net interest income	5,724	6,007	11,472	11,953
Provision for loan losses	—	—	—	—
Gains on securities, net	192	918	232	1,851
Other non-interest income	400	318	666	641
Non-interest expense	3,229	2,987	6,278	6,022
Income tax expense	1,101	1,554	2,161	3,071

Net income	1,986	2,702	3,931	5,352

Weighted Average Common Shares Outstanding (1)
Basic	4,428,159	4,724,320	4,492,377	4,729,024
Diluted	4,530,748	4,859,530	4,583,407	4,860,566

Per Common Share (1)
Earnings:
Basic	$0.45	$0.57	$0.88	$1.13
Diluted	0.44	0.56	0.86	1.10
Cash dividends paid	0.23	0.22	0.46	0.44
Book value (period end)			25.20	24.80

Ratios (2)
Return on average assets	0.79%	1.09%	0.78%	1.09%
Return on average equity	7.11	9.29	6.92	9.20
Interest rate spread	2.13	2.20	2.11	2.18
Net interest margin	2.32	2.49	2.33	2.49
Total equity to assets (period end)			10.92	11.69

			At June 30,
			2003	2002
At Period End
Assets			$1,008,533	$996,439
Deposits			892,279	873,880
Loans			286,536	328,965
Total stockholders’ equity			$110,138	$116,518
Common shares outstanding			4,370,125	4,698,850

Asset Quality
Non-accrual loans			$367	$403
Real estate acquired through foreclosure			—	—

Total non-performing assets			$367	$403
Allowance for loan losses			$2,653	$2,642
Non-accrual loans to total loans			0.13%	0.12%
Non-performing assets to total assets			0.04%	0.04%
Allowance for loan losses as a % of non-accrual loans			722.9%	655.6%
Allowance for loan losses as a % of non-performing assets			722.9%	655.6%

(1)	Current and prior year share data reflects the three-for-two stock split of April 19, 2002.
(2)	Ratios are presented on an annualized basis with the exception of equity to assets.

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

($ in thousands except share data)

	At	At
	June 30,	June 30,
	2003	2002
Assets:
Cash and due from banks	$8,979	$10,418
Interest-bearing deposits in banks	6,117	4,322
Federal funds sold	206,379	182,913
Short-term investments	23,220	24,872
Debt securities available for sale	384,664	380,048
Equity securities available for sale	12,272	11,331
Trading securities	67,940	34,560
Loans:
Mortgage loans	273,137	310,525
Other loans	13,399	18,440

Total loans	286,536	328,965
Allowance for loan losses	(2,653)	(2,642)

Net loans	283,883	326,323
Premises and equipment	7,176	6,763
Accrued interest receivable	3,568	4,890
Goodwill	1,090	1,090
Current income tax asset, net	717	377
Other assets	2,528	8,532

Total assets	$1,008,533	$996,439

Liabilities and Stockholders’ Equity:
Deposits:
Demand and NOW	$83,984	$84,373
Savings	598,059	471,061
Time certificates of deposit	210,236	318,446

Total deposits	892,279	873,880
Escrow deposits of borrowers	1,219	1,245
Employee stock ownership plan liability	—	156
Deferred income taxes	1,999	2,181
Other liabilities	2,898	2,459

Total liabilities	898,395	879,921
Stockholders’ equity:
Preferred stock, par value $1.00 per share; 2,000,000 shares authorized, none issued	—	—
Common stock, par value $1.00 per share; 10,000,000 shares authorized, 7,651,005 and 7,569,479 shares issued, respectively	7,651	7,569
Additional paid-in capital	54,050	52,480
Retained earnings	97,122	92,829

	158,823	152,878
Treasury stock at cost 3,306,080 and 2,893,829 shares, respectively	(54,691)	(42,719)
Accumulated other comprehensive income:
Net unrealized gains on securities available for sale, net of tax effect	6,006	6,515
Common stock acquired by ESOP	—	(156)

Total stockholders’ equity	110,138	116,518

Total liabilities and stockholders’ equity	$1,008,533	$996,439

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

($ in thousands except share data)

	Three Months Ended
	June 30,	June 30,
	2003	2002
Interest and dividend income:
Mortgage Loans	$4,668	$5,222
Other loans	221	387
Securities available for sale:
Mortgage-backed securities	2,216	3,900
Other securities	1,649	1,362
Trading securities	306	195
Federal funds sold	689	724
Other investments	111	160

Total interest and dividend income	9,860	11,950

Interest expense:
Deposits	4,136	5,943

Total interest expense	4,136	5,943

Net interest income	5,724	6,007

Provision for loan losses	—	—
Net interest income after provision for loan losses	5,724	6,007

Non-interest income:
Deposit account service fees	133	141
Gains (losses) on securities available for sale, net	(159)	750
Gains on trading securities, net	351	168
Other	267	177

Total non-interest income	592	1,236

Non-interest expense:
Salaries and employee benefits	1,969	1,800
Occupancy and equipment	536	473
Data processing	130	132
Professional services	108	152
Advertising and marketing	45	35
Deposit insurance	45	46
Other	396	349

Total non-interest expense	3,229	2,987

Income before income taxes	3,087	4,256

Income tax expense	1,101	1,554

Net income	$1,986	$2,702

Weighted average common shares outstanding:
Basic	4,428,159	4,724,320
Diluted	4,530,748	4,859,530
Earnings per share (in dollars):
Basic	$0.45	$0.57
Diluted	0.44	0.56

July 17, 2003

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

($ in thousands except share data)

	Six Months Ended
	June 30,	June 30,
	2003	2002
Interest and dividend income:
Mortgage Loans	$9,599	$10,404
Other loans	460	788
Securities available for sale:
Mortgage-backed securities	4,906	8,045
Other securities	3,142	2,593
Trading securities	569	323
Federal funds sold	1,310	1,449
Other investments	235	388

Total interest and dividend income	20,221	23,990

Interest expense:
Deposits	8,749	12,037

Total interest expense	8,749	12,037

Net interest income	11,472	11,953

Provision for loan losses	—	—

Net interest income after provision for loan losses	11,472	11,953

Non-interest income:
Deposit account service fees	270	287
Gains (losses) on securities available for sale, net	(41)	1,749
Gains on trading securities, net	273	102
Other	396	354

Total non-interest income	898	2,492

Non-interest expense:
Salaries and employee benefits	3,811	3,626
Occupancy and equipment	1,109	994
Data processing	274	260
Professional services	219	296
Advertising and marketing	70	76
Deposit insurance	90	92
Other	705	678

Total non-interest expense	6,278	6,022

Income before income taxes	6,092	8,423
Income tax expense	2,161	3,071

Net income	$3,931	$5,352

Weighted average common shares outstanding:
Basic	4,492,377	4,729,024
Diluted	4,583,407	4,860,566
Earnings per share (in dollars):
Basic	$0.88	$1.13
Diluted	0.86	1.10